UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 4, 2022

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Madison Avenue,	New York,	New York	10017

(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2022, the Board of Directors (the “Board”) of PVH Corp. (the “Company”) appointed Ajay Bhalla, 56, to the Board, effective immediately. Mr. Bhalla, who has extensive experience in digital commerce and cybersecurity, has been President of Mastercard Incorporated’s (“Mastercard”) Cyber & Intelligence organization since 2018, and is a member of both Mastercard’s Executive Leadership Team and its Management Committee. He had served previously as President of Mastercard’s Enterprise Security Solutions business from 2014-2018 and has been with Mastercard for over 20 years in various global leadership positions of increasing responsibility. He currently is based in London, England.

The Board determined that Mr. Bhalla qualifies as independent under the New York Stock Exchange listing standards and the applicable requirements of the Securities and Exchange Commission; he has not yet been appointed to any Board Committee.

The appointment of Mr. Bhalla is in connection with the Board’s on-going refreshment process, as supported by the Nominating, Governance & Management Development Committee.

Mr. Bhalla’s work has driven the development of technologies and solutions to help Mastercard provide safe, secure and frictionless interactions for its consumers, customers and partners around the world, helping to advance trust and inclusion in the digital ecosystem. This includes helping lead Mastercard’s pioneering in the deployment of artificial intelligence (AI), digital and crypto currencies, digital identity solutions and cybersecurity across the global payments industry. He also has experience in mergers and acquisitions, expanding customer segments and operating footprint, and risk and audit management, as well as supporting Mastercard’s environmental, social and governance commitments.

Mr. Bhalla serves as a Senior Fellow at The Fletcher School at Tufts University and a Science Fellow at Massachusetts Institute of Technology (MIT), and is an Executive in Residence at Oxford University. He also is a strategic advisor to the World Economic Forum, serving on the Executive Steering Committee for Digital Trust and as a Co-Chair of the Global Council on Cybersecurity.

The number of directors constituting the full Board was increased to 12 in connection with Mr. Bhalla’s appointment.

There is no arrangement or understanding between Mr. Bhalla and any other person pursuant to which he was selected as a director, nor are there any transactions between the Company and Mr. Bhalla or any of his immediate family members that require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on August 4, 2022 announcing Mr. Bhalla’s Board appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

The Board also declared on August 4, 2022 a quarterly cash dividend of $0.0375 per share on the Company’s common stock. The dividend is payable on September 28, 2022 to stockholders of record on September 7, 2022.

A press release announcing the dividend is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements And Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated August 4, 2022 (Item 5.02. Election of Directors.).
99.2	Press Release dated August 4, 2022 (Item 8.01. Other Events. (Dividend declaration))
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and
Secretary
Date: August 4, 2022